UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(D) of the Securities Exchange Act Of 1934

Date of report (Date of earliest event reported): April 27, 2023

XWELL, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34785	20-4988129
(Commission File Number)	(IRS Employer Identification No.)

254 West 31st Street, 11th Floor, New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

(212) 750-9595

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	XWEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed on a Current Report on Form 8-K filed on October 28, 2022, XWELL, Inc. (the “Company”) received a written notification (the “Notice”) on that date from the Listing Qualifications Department of the NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that the closing bid price for its common stock had been below $1.00 for 30 consecutive business days and that the Company therefore was not in compliance with the minimum bid price requirement for continued inclusion on The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Requirement”). The Company was provided 180 calendar days, or until April 26, 2023, to regain compliance with the Rule.

On April 27, 2023, the Company received an extension of 180 calendar days from Nasdaq to regain compliance with the Bid Price Requirement, following the expiration of the initial 180 calendar days period to regain compliance. According to the notification from Nasdaq, the determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the Bid Price Requirement, and the Company’s written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock-split, if necessary.

As a result of the extension, the Company now has until October 23, 2023, to regain compliance with the Bid Price Requirement. If at any time before October 23, 2023, the bid price of the Company’s common shares closes at or above $1.00 per share for a minimum of ten consecutive business days, Nasdaq will provide written notification to the Company that it has achieved compliance with the Bid Price Requirement. If the Company chooses to implement a reverse stock split to regain compliance, it must be completed no later than ten business days prior to the expiration of the additional 180 calendar day period in order to timely regain compliance.

If the Company does not regain compliance with the Bid Price Requirement by October 23, 2023, Nasdaq will provide written notification to the Company that its shares will be subject to delisting. At such time, the Company may appeal the delisting determination to a Nasdaq Hearings Panel. The Company would remain listed pending the Panel’s decision. There can be no assurance that, if the Company does appeal a subsequent delisting determination, such appeal would be successful.

The current notification from Nasdaq has no immediate effect on the listing or trading of the Company’s shares, which will continue to trade on the Nasdaq Capital Market under the symbol XWEL.

Item 7.01	Regulation FD Disclosure.

The Company has issued a press release, dated April 27, 2023, announcing the notice received from the Staff. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein. The information furnished in Exhibit 99.1 hereto shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filings that such information is to be considered “filed” or incorporated by reference therein.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

99.1       Press Release, dated April 27, 2023

104       Cover Page Interactive Data File (embedded within the Inline XBRL document)

FORWARD-LOOKING STATEMENTS

This Form 8-K contains forward-looking statements that we intend to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K, other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. These risks and uncertainties include those described in the “Risk Factors” section as detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including the Company’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. The forward-looking statements contained in this Form 8-K speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XWELL, Inc.

Date: April 27, 2023	By:	/s/ Cara Soffer
	Name:	Cara Soffer
	Title:	General Counsel